UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Genta Incorporated, (the Company), held a Special Meeting of Stockholders on December 29, 2010. The stockholders voted on the following matters:

Proposal 1. To authorize our Board of Directors to effect up to two reverse stock splits of our outstanding Common Stock, with each reverse stock split having a ratio ranging from 1-for-2 up to 1-for-100, until December 31, 2011.

Stockholders provided authorization to our Board of Directors to effect up to two reverse stock splits of our outstanding shares as more than 50% of the outstanding shares of the Company were voted for this proposal

For	97,714,082
Against	12,748,341
Abstain	231,281

Proposal 2. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 6,005,000,000, consisting of 6,000,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock to 100,005,000,000, consisting of 100,000,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Stockholders provided authorization to our Board of Directors to increase the total number of authorized shares of capital stock available for issuance  as more than 50% of the outstanding shares of the Company were voted for this proposal

For	98,918,985
Against	11,563,939
Abstain	210,780

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	December 29, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance